EXHIBIT 11.1



                   Computation of Net Income (Loss) Per Share
                                   (Unaudited)

                                                         Three Months Ended                  Nine Months Ended
                                                            February 28,                        February 28,
                                                       1999             1998                1999            1998
                                                   --------------   --------------     ---------------  --------------
BASIC
Weighted average number of common
   shares outstanding                                  3,459,702        3,440,079           3,452,980       3,429,452
                                                   ==============   ==============     ===============  ==============

Net income (loss) applicable to common shares    $     (314,899)  $        20,570    $      (461,511) $       286,467
                                                   ==============   ==============     ===============  ==============

Basic earnings (loss) per share                  $        (0.09)  $          0.01    $         (0.13) $          0.08
                                                   ==============   ==============     ===============  ==============


DILUTED
Weighted average number of common
         shares outstanding                            3,459,702        3,440,079           3,452,980       3,429,452

Weighted average incremental shares from the
assumed exercise of stock options and warrants                 -          151,454                   -         204,769
                                                   --------------   --------------     ---------------  --------------

                                                       3,459,702        3,591,533           3,452,980       3,634,221
                                                   ==============   ==============     ===============  ==============

Net income (loss) applicable to common shares
and common equivalent shares                     $     (314,899)  $        20,570    $      (461,511) $       286,467
                                                   ==============   ==============     ===============  ==============

Diluted earnings (loss) per share                $        (0.09)  $          0.01    $         (0.13) $          0.08
                                                   ==============   ==============     ===============  ==============